RULE 12d1-4

UNIT INVESTMENT TRUST OF CLOSED-END FUNDS INVESTMENT AGREEMENT

This Agreement, dated as of  January 19, 2022, between FT Series (the “Trust”) on behalf of each of its existing and future series that invests in an Acquired Fund in reliance on the Rule as such terms are defined below, severally and not jointly, (each, an “Acquiring Fund”), and each closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) advised by Voya Investments, LLC (the “Adviser”), that is listed on Appendix A here to (as may be amended from time to time), severally and not jointly (each an “Acquired Fund”).

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) as a unit investment trust under the 1940 Act and each Acquiring Fund is a series of the Trust;

WHEREAS, the Trust intends that this Agreement be applicable to its existing series as of the date hereof and all series subsequently established by the Trust;

WHEREAS, each Acquired Fund is registered with the SEC as a closed-end management investment company and advised by the Adviser and the parties hereto intend that this Agreement to be applicable to all existing and future registered closed-end funds advised by the Adviser that are listed on Appendix A, as may be amended from time to time;

WHEREAS, Section 12(d)(1)(A) limits the extent to which a registered investment company may invest in shares of other registered investment companies, including, in pertinent part, Section 12(d)(1)(A)(i) which prohibits a registered investment company (and any company or companies controlled by it) to purchase or otherwise acquire any security issued by any other investment company if the acquiring company (and any company or companies controlled by it) immediately after such purchase or acquisition own in the aggregate more than 3% of the total outstanding voting stock of the acquired company (the “3% Limit”). Section 12(d)(1)(C) of the 1940 Act further limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of certain limitations of Section 12(d)(1) in reliance on the Rule;

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Terms of Investment.

(a) In accordance with the Rule, the Acquiring Funds and the Acquired Funds agree that the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and as provided herein.

(b) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, each Acquired Fund and each Acquiring Fund agree as follows:

(i) an Acquiring Fund and its advisory group as such term is defined in the Rule, will not control (individually or in the aggregate) an Acquired Fund;

(ii) An Acquiring Fund may not purchase or otherwise acquire shares of an Acquired Fund if such purchase or acquisition would result in the Acquiring Fund and its advisory group (as such term is defined in the Rule), individually or in the aggregate, owning more than 10% of the total outstanding voting shares of an Acquired Fund without the prior written consent or authorization of the Acquired Fund.

(iii) no Acquiring Fund shall purchase or otherwise acquire securities issued by an Acquired Fund in excess of the limits in Section 12(d)(1)(A)(i) of the 1940 Act (i.e., the 3% Limit);

(iv) (A) except as provided in (B) below, or otherwise required by the Acquiring Fund's organizational documents, applicable law or rules thereunder or as agreed to by the parties, the Acquiring Fund will vote its securities held of an Acquired Fund in the same proportion as the vote of all other holders of such securities (“Echo Voting”).

(B) an Acquiring Fund will consider voting on a non-routine matter in its own discretion (rather than Echo Voting) if requested by the Acquired Fund. If an Acquired Fund requests that an Acquiring Fund consider a non-routine matter (as determined by the Acquired Fund) that is pending shareholder vote, the Acquired Fund must provide notice of the non-routine shareholder vote to the parties listed in Section 4 of this Agreement at least thirty (30) days prior to the vote. Upon a timely request, the Acquiring Fund will consider the non-routine matter and vote in accordance with the best interest of its unitholders or shareholders; and

(v) An Acquiring Fund will promptly notify an Acquired Fund:

(A) where an Acquiring Fund and its advisory group (as such term is defined in the Rule), individually or in the aggregate, hold more than 10% of such Acquired Fund’s total outstanding voting securities; and

(B) if at any time an Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, no longer holds voting securities of an Acquired Fund in excess of an amount noted immediately above.

(vi)  Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will use reasonable efforts to provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund; provided, however, that the Acquiring Fund does not, in its sole discretion, determine that the requested information includes material non-public information. The Acquired Fund acknowledges and agrees that any summary information provided pursuant to the foregoing is not a commitment to purchase the Acquired Fund shares in any amount, nor a limitation thereof, and constitutes an estimate that may differ materially from the amount, timing and manner in which the Acquiring Fund may acquire shares of the Acquired Fund, if at all.

(c) In order to assist the Acquiring Fund’s principal underwriter or depositor with evaluating the complexity of the structure and the fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the respective Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by such Acquiring Fund with reference to the Rule. In accordance with the foregoing and in recognition of each Acquired Fund’s obligations regarding disclosure of material nonpublic information under applicable laws, rules and regulations, including without limitation Regulation FD, each Acquiring Fund and Acquired Fund agree that the information on fees and expenses of each Acquired Fund shall be provided through delivery or access to publicly available documents.

2.       Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

3.              Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

4.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail or electronic mail to the address for each party specified below or to such other person or address as such party may designate for receipt of such notice.

If to the Acquiring Fund:	If to the Acquired Fund:
Kristi Maher First Trust Portfolios L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	Micheline Faver c/o Voya Investment Management 7337 E. Doubletree Ranch Road Suite 100 Scottsdale, AZ 85258 Email: Micheline.Faver@voya.com
With a copy to: W. Scott Jardine, Esq. Attn: Legal Department First Trust Portfolios L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	With a copy to: Gizachew Wubishet Attn: Legal Dept. Voya Investment Management 7337 E. Doubletree Ranch Road, Suite 100 Scottsdale, AZ 85258 Email: Gizachew.Wubishet@voya.com

5.	Term and Termination.

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 5.

(b) This Agreement shall continue until terminated in writing by either party upon 30 days’ notice to the other party. Upon termination of this Agreement, the respective Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For purposes of clarity, upon termination of the Agreement, the Acquiring Fund will not be required to reduce its holdings of the respective Acquired Fund. Termination of this Agreement with respect to a particular Acquiring Fund and/or Acquired Fund shall not terminate the Agreement as to other Acquiring Funds and Acquired Funds that are parties hereto.

(c) This Agreement shall automatically terminate with respect to a particular Acquiring Fund upon the termination of such Acquiring Fund. Such termination of the Agreement on behalf of the respective Acquiring Fund shall not terminate this Agreement with respect to other Acquiring Funds and Acquired Funds that are parties hereto.

6.       Survival Provision.

If this Agreement is terminated pursuant to Section 5(b) hereof with respect to an Acquiring Fund and corresponding Acquired Fund, the provisions set forth in Section 1(b)(iv) of the respective Acquiring Fund shall survive and be a continuing obligation of such Acquiring Fund so long as the Acquiring Fund holds the voting securities of the applicable Acquired Fund.

7.       Indemnification

(a) Each Acquiring Fund agrees to hold harmless and indemnify each Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any of their principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquiring Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of this Agreement.

(b) Each Acquired Fund agrees to hold harmless and indemnify an Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or Claims asserted against the Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquired Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of this Agreement.

8.       Assignment; Amendment; Miscellaneous

(a) This Agreement may not be assigned by either party without the prior written consent of the other.

(b) This Agreement may be amended only by a writing that is signed by each affected party; provided, however, that Appendix A to this Agreement may be amended by the Advisor to add additional Acquired Funds by providing notice to the Acquiring Fund in accordance with Section 4.

(c) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other Acquiring Fund of the Trust.

(d) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other Acquired Fund hereunder.

(e) The Acquiring Fund and Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

(f) This Agreement shall be construed on behalf of an Acquired Fund in accordance with the laws of the State of organization of such Acquired Fund.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Closed-end Funds advised by Voya Investments, LLC

By: Voya Investments, LLC on behalf of Acquired Funds

/s/ Micheline S. Faver
Name:	Micheline S.Faver
Title:	Senior Vice President

FT Series on behalf of each of its existing and future series

By: First Trust Portfolios L.P. on behalf of Acquiring Funds

/s/ James M. Dykas
Name:	James M. Dykas
Title:	Chief Financial Officer

Appendix A

Acquired Funds

Voya Asia Pacific High Dividend Equity Income Fund

Voya Emerging Markets High Dividend Equity Fund

Voya Global Advantage and Premium Opportunity Fund

Voya Global Equity Dividend and Premium Opportunity Fund

Voya Infrastructure, Industrials and Materials Fund

RULE 12d1-4

UNIT INVESTMENT TRUST OF CLOSED-END FUNDS INVESTMENT AGREEMENT

This Agreement, dated as of January 24, 2022, between FT Series (the “Trust”) on behalf of each of its existing and future series that invests in an Acquired Fund in reliance on the Rule as such terms are defined below, severally and not jointly, (each, an “Acquiring Fund”), and each closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that is listed on Appendix A hereto (as may be amended from time to time), severally and not jointly (each an “Acquired Fund”).

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) as a unit investment trust under the 1940 Act and each Acquiring Fund is a series of the Trust;

WHEREAS, the Trust intends that this Agreement be applicable to its existing series as of the date hereof and all series subsequently established by the Trust;

WHEREAS, each Acquired Fund is registered with the SEC as a closed-end management investment company and the parties hereto intend that this Agreement to be applicable to all registered closed-end funds that are listed on Appendix A, as may be amended from time to time;

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, including, in pertinent part, Section 12(d)(1)(A)(i) which prohibits a registered investment company (and any company or companies controlled by it) to purchase or otherwise acquire any security issued by any other investment company if the acquiring company (and any company or companies controlled by it) immediately after such purchase or acquisition own in the aggregate more than 3% of the total outstanding voting stock of the acquired company (the “3% Limit”). Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies. Section 12(d)(1)(C) further limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of certain limitations of Section 12(d)(1) in reliance on the Rule;

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Terms of Investment.

(a) In accordance with the Rule, the Acquiring Funds and the Acquired Funds agree that the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and as provided herein.

(b) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, each Acquired Fund and each Acquiring Fund agree as follows:

(i) an Acquiring Fund and its Advisory Group as such term is defined in the Rule, will not control (individually or in the aggregate) an Acquired Fund;

(ii) no Acquiring Fund shall purchase or otherwise acquire securities issued by an Acquired Fund in excess of the limits in Section 12(d)(1)(A)(i) of the 1940 Act (i.e., the 3% Limit) without written prior notice to the Acquired Fund; and

(iii) (A) except as provided in (B) below, or otherwise required by an Acquiring Fund’s organizational documents or applicable law or rules thereunder, an Acquiring Fund will vote its securities held of an Acquired Fund in the same proportion as the vote of all other holders of such securities (“echo voting”).

(B) an Acquiring Fund will consider voting on a non-routine matter in its own discretion (rather than echo voting) if requested by an Acquired Fund. If an Acquired Fund requests that an Acquiring Fund consider a non-routine matter that is pending shareholder vote, the Acquired Fund must provide notice of the non-routine shareholder vote to the parties listed in Section 5 of this Agreement at least 30 days prior to the vote. Upon a timely request, an Acquiring Fund will consider the non-routine matter and vote in accordance with the best interest of its unitholders or shareholders.

(iv) each Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may, in its sole discretion, honor any redemption request partially or wholly in-kind in the sole discretion of the Acquired Fund (which discretion of the Acquired Fund shall include the selection of portfolio securities to distribute in-kind), even where such Acquired Fund does not ordinarily satisfy redemption requests in-kind (particularly in the case of Acquired Funds that are not exchange-traded funds);

(v) each Acquiring Fund will use reasonable efforts to spread large redemption requests (greater than 2% of the Acquired Fund’s total outstanding shares) over multiple days and/or to provide advance notification of large redemption requests to the Acquired Fund(s) whenever practicable, but only if consistent with the Acquiring Fund’s and its shareholders’ best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any. For the avoidance of doubt, in the instance where the Acquired Fund is an exchange-traded fund or exchange-listed closed-end fund, the requirements of this paragraph (ii) shall not apply to transactions in which an Acquiring Fund did not know or have reason to know that such transaction would result in a redemption transaction with the Acquired Fund (such as where an Acquiring Fund sells shares in the secondary market); and

(vi) upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund, to the extent it is not considered material non-public information. An Acquiring Fund will provide a first notice to an Acquired Fund prior to holding more than 3% of the Acquired Fund’s shares. The Acquiring Fund will provide a second notice to the Acquired Fund when it holds more than 5% of the Acquired Fund’s shares.

(c) In order to assist the Acquiring Fund’s principal underwriter or depositor with evaluating the complexity of the structure and the fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the respective Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by such Acquiring Fund with reference to the Rule. In accordance with the foregoing and in recognition of each Acquired Fund’s obligations regarding disclosure of material nonpublic information under applicable laws, rules and regulations, including without limitation Regulation FD, each Acquiring Fund and Acquired Fund agree that the information on fees and expenses of each Acquired Fund shall be provided through delivery or access to publicly available documents.

2.       Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

3.              Representations of the Acquiring Funds.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement. Under Rule 12d1-4(b)(2)(ii), on or before the date of initial deposit of portfolio securities into an Acquiring Fund that is a unit investment trust, the Acquiring Fund’s principal underwriter or depositor has evaluated the complexity of the structure associated with the Acquiring Fund’s investment in acquired funds, including an Acquired Fund, and found that the Acquiring Fund’s fees and expenses do not duplicate the fees and expenses of the acquired funds that the Acquiring Fund holds or will hold at the date of deposit.

(b) Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, will: (a) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies. In the event that an Acquiring Fund holds 5% or more of an Acquiring Fund’s total outstanding voting securities, an Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s reasonable request.

4.	Indemnification

Each Acquiring Fund agrees to hold harmless and indemnify an Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against such Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the Acquiring Fund of any provision of this Agreement or (ii) a violation or alleged violation by the Acquiring Fund of the terms and conditions of the Rule with respect to the Acquiring Fund’s investment in the Acquired Fund, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of the Rule or this Agreement.

Each Acquired Fund agrees to hold harmless and indemnify an Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against such Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from (i) a violation or alleged violation by the Acquired Fund of any provision of this Agreement or (ii) a violation or alleged violation by the Acquired Fund of the terms and conditions of the Rule with respect to the Acquiring Fund’s investment in the Acquired Fund, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of the Rule or this Agreement.

5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below, which address may be changed from time to time by written notice to the other party. Either party may notify the other in writing of any changes to these notice provisions..

If to the Acquiring Fund:	If to the Acquired Fund:
Alan Rooney First Trust Portfolios L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	Federated Hermes Compliance Department c/o Chief Compliance Officer 1001 Liberty Avenue Pittsburgh, Pa 15222] Email:Stephen.VanMeter@FederatedHermes.com
With a copy to: W. Scott Jardine, Esq. Attn: Legal Department First Trust Portfolios L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	With a copy to: Federated Hermes Legal Department Attn: General Counsel 1001 Liberty Avenue Pittsburgh, PA 15222 Email: George.Magera@FederatedHermes.com

6.	Term and Termination.

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 6.

(b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party provided, however, that the provisions of Section 4 shall survive the termination of this Agreement. Upon termination of this Agreement, the respective Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For purposes of clarity, upon termination of the Agreement, the Acquiring Fund will not be required to reduce its holdings of the respective Acquired Fund. Termination of this Agreement with respect to a particular Acquiring Fund and/or Acquired Fund shall not terminate the Agreement as to other Acquiring Funds and Acquired Funds that are parties hereto.

(c) This Agreement shall automatically terminate with respect to a particular Acquiring Fund or Acquired Fund upon the termination of such Acquiring Fund or Acquired Fund. Such termination of the Agreement on behalf of the respective Acquiring Fund or Acquired Fund shall not terminate this Agreement with respect to other Acquiring Funds and Acquired Funds that are parties hereto.

7.       Survival Provision.

If this Agreement is terminated pursuant to Section 6(b) hereof with respect to an Acquiring Fund and corresponding Acquired Fund, the provisions set forth in Section 1(b)(iii) of the respective Acquiring Fund shall survive and be a continuing obligation of such Acquiring Fund so long as the Acquiring Fund holds the voting securities of the applicable Acquired Fund.

8.       Assignment; Amendment; Miscellaneous

(a) This Agreement may not be assigned by either party without the prior written consent of the other.

(b) This Agreement may be amended only by a writing that is signed by each affected party; provided, however, that Appendix A to this Agreement may be amended by the Adviser to add additional Acquired Funds by providing notice to the Acquiring Fund in accordance with Section 5.

(c) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other Acquiring Fund of the Trust.

(d) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other Acquired Fund hereunder.

(e) The Acquiring Fund and Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

(f) For any Acquired Fund that is a Massachusetts business trust, a copy of the Declaration of Trust of such Acquired Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the respective Acquired Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund.

(g) This Agreement shall be construed on behalf of an Acquired Fund in accordance with the laws of the State of organization of such Acquired Fund.

(h) This Agreement may be executed in two or more counterparts, each of which separately shall be deemed an original, but all of which together constitute a single legal document. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary.

(i) If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(j) No Acquiring Fund shall use the name or any tradename, trademark, service mark, symbol or any abbreviation, contraction or simulation thereof of an Acquired Fund or any of its affiliates in its shareholder communications, advertising, sales literature and similar communications (other than a prospectus, statement of additional information, fact sheet or similar disclosure document, or shareholder report) unless it first receives prior written approval (including approval through written electronic communications) of the Acquired Fund or its applicable affiliate.

(k) The execution of this Agreement shall be deemed to constitute the termination as of the date of this Agreement of any and all prior agreements between an Acquiring Fund and an Acquired Fund that relates to the investment by any Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Federated Hermes Premier Municipal Income Fund

Signature	/s/ John B. Fisher
Name:	John B. Fisher
Title:	Director

FT Series on behalf of each of its existing and future series

By: First Trust Portfolios L.P. on behalf of Acquiring Funds

Signature:	/s/ James M. Dykas
Name:	James M. Dykas
Title:	Chief Financial Offier

Appendix A

Acquired Funds

Federated Hermes Premier Municipal Income Fund

RULE 12d1-4
FUND OF FUNDS INVESTMENT AGREEMENT

THIS FUND OF FUNDS INVESTMENT AGREEMENT (the “Agreement”), dated as of January 19, 2022, is made by and between:

(a)	each closed-end investment company identified on Schedule A of this Agreement, (each, an “Acquired Fund”); and
(b)	First Trust CEF Income Opportunity ETF, a series of First Trust Exchange-Traded Fund VIII, and FT Series, on behalf of each of its existing and future series that invests in an Acquired Fund in reliance on the Rule as such terms are defined below (each, an “Acquiring Fund” and, together with the Acquired Funds, the “Registrants” and each a “Registrant”), severally and not jointly.

WHEREAS, each Registrant is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1) in reliance on the Rule.

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.	Terms of Investment.
(a)	In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:
(i)	No Acquiring Fund shall purchase or otherwise acquire securities issued by an Acquired Fund in excess of the limits in Section 12(d)(1)(A)(i) of the 1940 Act (i.e., the 3% limit).
(ii)	The Acquiring Funds, in the aggregate, shall not purchase or otherwise acquire securities issued by an Acquired Fund if, immediately following such acquisition, the Acquiring Funds and their advisory group, in the aggregate would own more than 20% of the outstanding voting securities of the Acquired Fund.
(iii)	(A) except as provided in (B) below or otherwise required by the Acquiring Fund’s organizational documents or applicable law or rule thereunder, the Acquiring Fund will vote its securities held of an Acquired Fund in the same proportion as the vote of all other holders of such securities (“echo voting”). (B) an Acquiring Fund will consider voting on a non-routine matter in its own discretion (rather than echo voting) if requested by the Acquired Fund. If an Acquired Fund requests that an Acquiring Fund consider a non-routine matter that is pending shareholder vote, the Acquired Fund must provide notice of the non-routine shareholder vote to the parties listed in Section 4 of this Agreement at least 60 days prior to the vote. Upon a timely request, the Acquiring Fund will consider the non-routine matter and vote in accordance with the best interest of its unitholders or shareholders.

(iv)	The Acquiring Fund will not effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in, or assist any other person to effect, seek, offer, engage in or propose (whether publicly or otherwise) or participate in, any “solicitation” of “proxies” (as defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended) with respect to any Acquired Fund or propose any matter for submission to a vote of shareholders of any Acquired Fund. Additionally, the Acquiring Fund will not knowingly sell shares of any Acquired Fund to any investor which the Acquiring Fund knows or reasonably should know to be engaged in acquiring or holding the securities of publicly traded companies with a purpose or effect of changing or influencing control of such companies, or in connection with or as a participant in any transactions having that purpose or effect.
(b)	In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund and its investment adviser with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.
2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1) in reliance on the Rule, the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to materially comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds.
(a)	In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1) in reliance on the Rule, the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds, including, without limitation, the requirement that the Acquiring Fund and its advisory group (as defined in the Rule) not control (as defined in the 1940 Act), individually or in the aggregate, an Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to materially comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b)	An Acquiring Fund shall provide an Acquired Fund and Goldman Sachs Asset Management, L.P. (“GSAM”) with information regarding the amount of such Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s reasonable request.
(c)	Each Acquiring Fund acknowledges that it may only rely on this Agreement to invest in an Acquired Fund that is listed on Schedule A, as the same may be amended from time to time.
4.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:
Kristi Maher	Goldman Sachs MLP and Energy Renaissance Fund
First Trust Portfolios, L.P.	c/o Goldman Sachs Asset Management, L.P.
120 E. Liberty Drive, Suite 400	200 West Street, 15th Floor
Wheaton, IL 60187	New York, NY 10282
Email: foflegal@ftportfolios.com	Email: caroline.kraus@gs.com

With a copy to:	With a copy to:

W. Scott Jardine, Esq. Attn: Legal Dept. First Trust Portfolios L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	Goldman Sachs Asset Management, L.P. Attn: Legal Department 200 West Street, 15tth Floor New York, NY 10282 Email: gs-section-12d1-notices@ny.email.gs.com
5.	Term and Termination; Assignment; Amendment.
(a)	This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 5(b).
(b)	This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the respective Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For purposes of clarity, upon termination of the Agreement, the Acquiring Fund will not be required to reduce its holdings of the respective Acquired Fund. Termination of this Agreement with respect to a particular Acquiring Fund and/or Acquired Fund shall not terminate the Agreement as to other Acquiring Funds and Acquired Funds that are parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other.

(c)	This Agreement may be amended only by a writing that is signed by each affected party.
6.	Miscellaneous.
(a)	Several Liability. In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of First Trust Exchange-Traded Fund VIII or FT Series. In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy.
(b)	Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute only one Agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.
(c)	Use of Terms. Unless indicated otherwise, any term used but not defined in this Agreement shall be construed as defined in or interpreted under the Rule.
(d)	Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.
(e)	Survival. If this Agreement is terminated pursuant to Section 5(b) hereof with respect to one or more Acquiring Fund, the provisions set forth in Sections 1(a)(ii), 1(a)(iii), 1(a)(iv), 2, 3, 4, 6(a) and 6(g) as they relate to the respective Acquiring Fund shall survive and be a continuing obligation of the Acquiring Fund so long as the Acquiring Fund holds the voting securities of the Acquired Fund.
(f)	Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.
(g)	This Agreement shall be construed in accordance with the laws of the State of New York without regard to choice of law principles.
(h)	First Trust Exchange-Traded Fund VIII is a Massachusetts business trust, a copy of the Declaration of Trust of such Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the Trust or the Acquiring Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the Acquiring Fund.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Goldman Sachs MLP and Energy Renaissance Fund

Signature:	/s/ Joseph DiMaria
Name:	Joseph DiMaria
Title:	Treasurer, Principal Financial Officer and Principal Accounting Officer

FT Series, on behalf of each of its existing and future series

By: First Trust Portfolios L.P.

Signature:	/s/ James M. Dykas
Name:	James M. Dykas
Title:	Chief Financial Officer

First Trust CEF Income Opportunity ETF, a series of First Trust Exchange-Traded Fund VIII

Signature:	/s/ James M. Dykas
Name:	James M. Dykas
Title:	President and CEO

SCHEDULE A

List of Acquired Funds

Goldman Sachs MLP and Energy Renaissance Fund

RULE 12d1-4

UNIT INVESTMENT TRUST OF CLOSED-END FUNDS INVESTMENT AGREEMENT

This Agreement, dated as of January 24, 2022, between FT Series (the “Trust”) on behalf of each of its existing and future series that invests in an Acquired Fund in reliance on the Rule as such terms are defined below, severally and not jointly, (each, an “Acquiring Fund”), and each closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) advised by Columbia Management Investment Advisers, LLC (the “Adviser”), severally and not jointly (each an “Acquired Fund”).

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) as a unit investment trust under the 1940 Act and each Acquiring Fund is a series of the Trust;

WHEREAS, the Trust intends that this Agreement be applicable to its existing series as of the date hereof and all series subsequently established by the Trust;

WHEREAS, each Acquired Fund is registered with the SEC as a closed-end management investment company and advised by the Adviser and the parties hereto intend that this Agreement be applicable to all registered closed-end funds advised by the Adviser, as may be amended from time to time;

WHEREAS, Section 12(d)(1)(A) limits the extent to which a registered investment company may invest in shares of other registered investment companies, including, in pertinent part, Section 12(d)(1)(A)(i) which prohibits a registered investment company (and any company or companies controlled by it) to purchase or otherwise acquire any security issued by any other investment company if the acquiring company (and any company or companies controlled by it) immediately after such purchase or acquisition own in the aggregate more than 3% of the total outstanding voting stock of the acquired company (the “3% Limit”). Section 12(d)(1)(C) of the 1940 Act further limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of certain limitations of Section 12(d)(1) in reliance on the Rule;

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Terms of Investment.

(a) In accordance with the Rule, the Acquiring Funds and the Acquired Funds agree that the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and as provided herein.

(b) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, each Acquired Fund and each Acquiring Fund agree as follows:

(i) an Acquiring Fund and its advisory group as such term is defined in the Rule, will not control (individually or in the aggregate) an Acquired Fund;

(ii) no Acquiring Fund shall purchase or otherwise acquire securities issued by an Acquired Fund in excess of the limits in Section 12(d)(1)(A)(i) of the 1940 Act (i.e., the 3% Limit); and

(iii) (A) except as provided in (B) below, or otherwise required by the Acquiring Fund's organizational documents or applicable law or rules thereunder, the Acquiring Fund will vote its securities held of an Acquired Fund in the same proportion as the vote of all other holders of such securities (“Echo Voting”).

(B) an Acquiring Fund will consider voting on a non-routine matter in its own discretion (rather than Echo Voting) if requested by the Acquired Fund. If an Acquired Fund requests that an Acquiring Fund consider a non-routine matter that is pending shareholder vote, the Acquired Fund must provide notice of the non-routine shareholder vote to the parties listed in Section 4 of this Agreement at least thirty (30) days prior to the vote. Upon a timely request, the Acquiring Fund will consider the non-routine matter and vote in accordance with the best interest of its unitholders or shareholders.

(c) In order to assist the Acquiring Fund’s principal underwriter or depositor with evaluating the complexity of the structure and the fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the respective Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by such Acquiring Fund with reference to the Rule. In accordance with the foregoing and in recognition of each Acquired Fund’s obligations regarding disclosure of material nonpublic information under applicable laws, rules and regulations, including without limitation Regulation FD, each Acquiring Fund and Acquired Fund agree that the information on fees and expenses of each Acquired Fund shall be provided through delivery or access to publicly available documents.

2.       Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

3.              Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

4.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail or electronic mail to the address for each party specified below or to such other person or address as such party may designate for receipt of such notice.

If to the Acquiring Fund:	If to the Acquired Fund:
Alan Rooney First Trust Portfolios L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	Dan Beckman c/o Columbia Threadneedle Investments 290 Congress St. Boston, MA 02210 Email: dan.beckman@columbiathreadneedle.com
With a copy to: W. Scott Jardine, Esq. Attn: Legal Department First Trust Portfolios L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com	With a copy to: Ryan Larrenaga c/o Columbia Threadneedle Investments 290 Congress St. Boston, MA 02210 Email: ryan.c.larrenaga@columbiathreadneedle.com

5.	Term and Termination.

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 5.

(b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the respective Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For purposes of clarity, upon termination of the Agreement, the Acquiring Fund will not be required to reduce its holdings of the respective Acquired Fund. Termination of this Agreement with respect to a particular Acquiring Fund and/or Acquired Fund shall not terminate the Agreement as to other Acquiring Funds and Acquired Funds that are parties hereto.

(c) This Agreement shall automatically terminate with respect to a particular Acquiring Fund upon the termination of such Acquiring Fund. Such termination of the Agreement on behalf of the respective Acquiring Fund shall not terminate this Agreement with respect to other Acquiring Funds and Acquired Funds that are parties hereto.

6.       Survival Provision.

If this Agreement is terminated pursuant to Section 5(b) hereof with respect to an Acquiring Fund and corresponding Acquired Fund, the provisions set forth in Section 1(b)(iii) of the respective Acquiring Fund shall survive and be a continuing obligation of such Acquiring Fund so long as the Acquiring Fund holds the voting securities of the applicable Acquired Fund.

7.       Assignment; Amendment; Miscellaneous

(a) This Agreement may not be assigned by either party without the prior written consent of the other.

(b) This Agreement may be amended only by a writing that is signed by each affected party.

(c) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other Acquiring Fund of the Trust.

(d) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other Acquired Fund hereunder.

(e) The Acquiring Fund and Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

(f) For any Acquired Fund that is a Massachusetts business trust, a copy of the Declaration of Trust of such Acquired Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the respective Acquired Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund.

(g) This Agreement shall be construed on behalf of an Acquired Fund in accordance with the laws of the State of organization of such Acquired Fund.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Tri-Continental Corporation

By:

/s/ Ryan Larrenaga
Name:	Ryan Larrenaga
Title:	Senior Vice President

FT Series on behalf of each of its existing and future series

By: First Trust Portfolios L.P. on behalf of Acquiring Funds

/s/ James M. Dykas
Name:	James M. Dykas
Title:	Chief Financial Officer